Exhibit 99.1
CHINA HEALTHCARE ACQUISITION CORP AGREES TO TERMINATE
AGREEMENT TO ACQUIRE EUROPE ASIA HUADU ENVIRONMENT
HOLDING PTE, LTD.
For Immediate Release
November 13, 2008
Pasadena, CA, November 13, 2008 — China Healthcare Acquisition Corp (AMEX: CHM, CHMU, CHMW) (“CHM”) announced today that China Healthcare Acquisition Corp (“CHM”) and Teambest International, Ltd. and Madame Wang Lahua (collectively, “Seller”) have mutually agreed, effective as November 10, 2008, to terminate the stock purchase agreement among them pursuant to which CHM was to have purchased all of the outstanding equity of Europe Asia Huadu Environment Holdings, Ltd Pty. The agreement is described in more detail in the Current Report on Form 8-K filed by CHM with the Securities and Exchange Commission on August 11, 2008.
CHM and Seller mutually agreed to the termination. CHM determined that it would not receive the votes of its stockholders required for approval of the acquisition.
In connection with the termination, CHM and Seller entered into a mutual release. A copy of the termination agreement is included in the Current Report on Form 8-K filed today with the Securities and Exchange Commission.
Management of CHM is currently considering the company’s alternatives.
Separately, CHM confirmed that the funds in the Trust Account are now invested in the JP Morgan 100% U.S. Treasury Securities Money Market Fund.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about CHM that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions.
Contact:
Alwin Tan
Chief Executive Officer
China Healthcare Acquisition Corp
Tel: (626) 568-9924